Exhibit 32.1




                             CERTIFICATION  PURSUANT  TO SECTION 906
                             OF  THE  SARBANES-OXLEY  ACT  OF  2002


In  connection  with  the  annual report  of  Meridian  Holdings,  Inc. (the
"Company") on Form 10-QSB/A for the period ending March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Anthony C. Dike, the Chief Executive Officer, and Mr.
Foday  Sorsor   Conteh,  Director of  Finance,   of  the  Company,  certify,
pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

     A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Meridian Holdings, Inc., and will be retained by Meridian Holdings, Inc., and furnished to the Securities and Exchange Commission or its staff upon request.


DATE: June 25, 2005            By:  /s/  Anthony  C.  Dike
                                        -------------------
                                         Anthony  C.  Dike
                                         Chairman  and  CEO


                                 By:  /s/  Foday  Sorsor  Conteh
                                        -------------------
                                         Foday  Sorsor  Conteh
                                          Director of Finance